Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors and Shareholders of FD International (Holdings) Limited:

We have audited the accompanying consolidated balance sheets of FD International (Holdings) Limited and its subsidiaries (“the Group”) as of 31 December 2005 and 2004, and the related consolidated profit and loss accounts, consolidated cash flow statements, consolidated statements of total recognised gains and losses and the related notes for the years then ended. These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of 31 December 2005 and 2004, and of the results of its operations and its cash flows for the two years then ended in accordance with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in the Note 25 to the consolidated financial statements.

KPMG LLP London, United Kingdom
Chartered Accountants December 14, 2006

FD International (Holdings) Limited Financial Statements

Consolidated profit and loss accounts

for the years ended 31 December 2005 and 2004

	Notes	Existing operations	Acquisitions	Continuing Operations 2005	Continuing Operations 2004
		£’000	£’000	£’000	£’000
Turnover: group and share of joint ventures		50,842	1,156	51,998	38,469
Less: share of joint venture’s turnover		(763)	—	(763)	(611)

Group turnover	2	50,079	1,156	51,235	37,858
Cost of sales		(5,893)	—	(5,893)	(4,501)

Gross profit		44,186	1,156	45,342	33,357

Administrative expenses		(37,086)	(859)	(37,945)	(29,825)

Operating profit		7,100	297	7,397	3,532
Share of operating profit in joint venture		254	—	254	127

Total operating profit		7,354	297	7,651	3,659

Profit/(loss) on sale of fixed assets				29	(5)
Interest receivable and similar income
Group	6			25	136
Joint venture				—	1
Interest payable and similar charges
Group	7			(2,576)	(2,255)

Profit on ordinary activities before taxation	3			5,129	1,536
Tax on profit on ordinary activities	8			(2,030)	(637)

Retained profit for the year for group and its share of associates and joint ventures				3,099	899

Notes 1 to 25 are an integral part of these financial statements.

FD International (Holdings) Limited Financial Statements

Consolidated balance sheets

at 31 December 2005 and 2004

		2005	2005	2004	2004
	Notes	£’000	£’000	£’000	£’000
Fixed assets
Intangible assets
Goodwill	9		35,956		20,995

Tangible assets	10		3,003		2,626
Investments	11
Investments in joint venture
Goodwill		293		310
Share of gross assets		324		271
Share of gross liabilities		(97)		(102)

			520		479

			39,479		24,100
Current assets
Work in progress		539		381
Debtors	12	12,953		8,520
Cash at bank and in hand		11,231		4,730

		24,723		13,631

Creditors: amounts falling due within one year	13	(19,862)		(8,178)

Net current assets			4,861		5,453

Total assets less current liabilities			44,340		29,553

Creditors: amounts falling due after more than one year (including convertible debt)	14		(36,514)		(25,733)

Provisions for liabilities and charges	15		—		(239)

Net assets			7,826		3,581

Capital and reserves
Called up share capital	16		421		351
Share premium account	17		3,844		2,986
Profit and loss account	17		3,561		244

Equity shareholders’ funds			7,826		3,581

Notes 1 to 25 are an integral part of these financial statements.

FD International (Holdings) Limited Financial Statements

Consolidated cash flow statements

for the years ended 31 December 2005 and 2004

		2005	2004
	Notes	£’000	£’000
Cash inflow from operating activities	20	10,167	4,618
Dividends from joint venture	11	97	—
Returns on investments and servicing of finance	21	(598)	(555)
Taxation	21	(1,186)	(909)
Capital expenditure and financial investment	21	(1,028)	(1,038)
Acquisitions and disposals	21	(10,623)	—

Cash (outflow)/inflow before financing		(3,171)	2,116
Financing	21	9,153	(1,515)

Increase in cash in the year		5,982	601

		2005	2004
		£’000	£’000
Reconciliation of net cash flow to movement in net debt	22
Increase in cash in the year		5,982	601
Net cash acquired with subsidiaries	21	519	—
Cash (inflow)/outflow from increase in debt and lease financing		(8,371)	1,670

Change in net debt resulting from cash flows		(1,870)	2,271
Issue of loan notes	14	(2,265)	—
Exchange movements on loans	22	(116)	15

Movement in net debt in the year		(4,251)	2,286
Net debt at the start of the year	22	(20,968)	(23,254)

Net debt at the end of the year	22	(25,219)	(20,968)

Notes 1 to 25 are an integral part of these financial statements.

FD International (Holdings) Limited Financial Statements

Consolidated statements of total recognised gains and losses for the years ended 31 December 2005 and 2004

	2005	2004
	£’000	£’000
Profit for the financial year
Group	2,961	822
Share of joint venture (note 11)	138	77
Exchange differences on the retranslation of net investments and related borrowings	218	(66)

Total recognised gains relating to the financial year	3,317	833

Reconciliations of movements in shareholders’ funds

for the years ended 31 December 2005 and 2004

	2005	2004
	£’000	£’000
Profit for the financial year	3,099	899
Other recognised gains/(losses) relating to the year (net)	218	(66)
New share capital subscribed (net of issue costs)	928	155

Net addition to shareholders’ funds	4,245	988
Opening shareholders’ funds	3,581	2,593

Closing shareholders’ funds	7,826	3,581

Notes 1 to 25 are an integral part of these financial statements.

FD International (Holdings) Limited

Notes to the financial statements

1 Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group’s financial statements.

Basis of preparation

The information set out in these financial statements does not constitute the Group’s statutory accounts for the years ended 31 December 2005 or 2004. Those accounts have been reported on by the Group’s auditors; their reports were unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985. The financial statements for the years ended 2005 and 2004 have been delivered to the registrar of companies.

Basis of consolidation

The consolidated financial statements include the financial statements of the Group made up to 31 December 2005. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Acquisitions during the year represent the results of LLM Communications Ltd for the five months from acquisition to 31 December 2005.

The results of the Tamesis Partnership and Westhill Partners are included in existing operations as their trade is no longer separately identifiable following full integration within the operations of the acquiring entity on the date of acquisition. Turnover generated from Westhill Partners in the year was approximately £0.8 million and from the Tamesis Partnership approximately £2.6 million.

The results of Dittus Communications Inc. in the period from date of acquisition (23 December 2005) to 31 December 2005 are immaterial to the Group and have not been included in the consolidated results.

A joint venture is an undertaking in which the Group has a long-term interest and over which it exercises joint control. The Group’s share of the profits less losses of associates and of joint ventures is included in the consolidated profit and loss account and its interest in their net assets, is included in investments in the consolidated balance sheet.

Goodwill

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations in respect of acquisitions is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life being 20 years. Any impairment charge is included within operating profits.

On the subsequent disposal or termination, the profit or loss on disposal or termination is calculated after charging the unamortised amount of any related goodwill.

Tangible fixed assets and depreciation

Depreciation is provided to write off the cost of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Leasehold improvements	-	life of lease
Furniture and equipment, computer equipment	-	15-33% per annum on a straight line basis
Motor vehicles	-	25% per annum on a straight line basis

FD International (Holdings) Limited

Notes to the financial statements (continued)

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings and associated undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to the reserves, net of exchange differences arising on related foreign currency borrowings.

Leases

Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.

Post retirement benefits

The Group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund. The amount charged to the profit and loss account represents the contributions payable to the scheme in respect of the accounting period.

Taxation

The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.

Turnover

Turnover comprises the gross amounts billed to clients in respect of fee based income together with the total of other fees earned. Turnover is stated exclusive of VAT.

Turnover is derived from fees for services performed which are specific to the contract with the client. In such cases, turnover is recognised when the service has been performed, in accordance with the contractual arrangements and the stage of completion of the work.

Cost of Sales

Cost of sales comprises the costs incurred directly from the principal activity of the Group. Cost of sales is stated exclusive of VAT. To enact this policy a reclassification of costs has been necessary in the 2004 comparatives.

2 Turnover

	2005	2004
	£’000	£’000
By geographical market
UK	32,493	20,662
Europe	3,437	6,757
Rest of the world	15,305	10,439

	51,235	37,858

FD International (Holdings) Limited

Notes to the financial statements (continued)

Turnover is attributable to the principal activity of providing Financial, Consumer and Corporate Public Relations services.

3 Profit on ordinary activities before taxation

Profit on ordinary activities before taxation is stated after charging:

	2005	2004
	£’000	£’000
Auditor’s remuneration
Group audit	85	100
Other services	20	114
Depreciation of fixed assets	825	792
Amortisation of goodwill	1,451	1,099
Hire of plant and machinery rentals payable under operating leases	105	12
Land and buildings – operating leases	1,623	1,374

4 Remuneration of directors

	2005	2004
	£’000	£’000
Directors’ emoluments	913	650
Company contributions to personal pension schemes	61	62

	974	712

The emoluments of the highest paid director were £467,713 (2004:£422,000) and company pension contributions of £37,387 (2004:£43,800) were made to the director’s personal pension scheme on their behalf.

Contributions to the personal pension schemes were made for 2 directors.

5 Staff numbers and costs

The average number of persons employed by the Group (including directors) during the year, analysed by category, was as follows:

	Number of employees
	2005	2004
Administration	53	45
Account Handling	297	237

	350	282

The aggregate payroll costs of these persons were as follows:

	2005	2004
	£’000	£’000
Wages and salaries	24,209	18,269
Social security costs	2,423	1,989
Other pension costs	1,227	970

	27,859	21,228

FD International (Holdings) Limited

Notes to the financial statements (continued)

6 Other interest receivable and similar income

	2005	2004
	£’000	£’000
Interest receivable	25	136

	25	136

7 Interest payable and similar charges

	2005	2004
	£’000	£’000
On bank loans and overdrafts	623	588
Amortisation of finance fees	135	106
On preferred finance securities	1,818	1,561

	2,576	2,255

8 Taxation

	2005	2004
	£’000	£’000
UK corporation tax
Current tax on income for the year	1,251	551
Prior year adjustment	29	—
Foreign tax
Current tax on income for the year	1,058	422
Share of joint venture’s current tax	116	67

Total current tax charge	2,454	1,040
Deferred tax
Adjustments in respect of prior years	—	(4)
UK deferred tax	(73)	(5)
Overseas deferred tax	(351)	(394)

Total tax charge	2,030	637

Factors affecting the tax charge for the current year

The current tax charge for the year is higher than the standard rate of corporation tax in the UK (30%) (2004:30%). The differences are explained below.

	2005	2004
	£’000	£’000
Current tax reconciliation
Profit on ordinary activities before tax	5,129	1,536

Current tax at 30%	1,538	461

Effects of:
Expenses not deductible for tax purposes (including goodwill amortisation)	645	540
Capital allowances in (surplus)/excess of depreciation	22	(15)
Utilisation of available losses	(102)	(207)
Short term timing differences	127	19
Higher tax rates on overseas earnings	194	188
Prior year adjustment	29	—
Permanent differences	—	54

Total current tax charge (see above)	2,454	1,040

FD International (Holdings) Limited

Notes to the financial statements (continued)

9 Intangible fixed assets—Goodwill

	2005	2004
	£’000	£’000
Cost
At 1 January 2005	22,562	22,451
Additions	16,412	—
Fair value adjustment	—	111

At 31 December 2005	38,974	22,562

Amortisation
At 1 January 2005	1,567	468
Charge for the year	1,451	1,099

At 31 December 2005	3,018	1,567

Net book value at 31 December	35,956	20,995

The adjustment to provisional fair values in the prior year relates to an additional provision on rental deposits.

10 Tangible fixed assets

	Leasehold improvements	Motor vehicles	Computer equipment	Furniture and equipment	Total
	£’000	£’000	£’000	£’000	£’000
Cost
At 1 January 2005	1,330	353	854	541	3,078
Additions	433	44	412	187	1,076
On acquisition (note 24)	—	—	—	119	119
Disposals	—	(102)	(22)	(161)	(285)
Exchange movements	86	—	95	(73)	108

At 31 December 2005	1,849	295	1,339	613	4,096

Depreciation
At 1 January 2005	98	51	135	168	452
Charge for year	206	109	208	302	825
On disposals	—	(94)	(13)	(160)	(267)
Exchange movements	42	—	72	(31)	83

At 31 December 2005	346	66	402	279	1,093

Net book value
At 31 December 2005	1,503	229	937	334	3,003

At 31 December 2004	1,232	302	719	373	2,626

FD International (Holdings) Limited

Notes to the financial statements (continued)

11 Fixed asset investments

		Interests in Joint Ventures 2005
		£’000
At beginning of the year		479
Share of operating profit in joint venture	254
Share of joint venture’s current tax	(116)
Dividend received	(97)

Share of joint venture’s profit for financial year		41

At end of the year		520

The principal undertakings in which the ultimate parent company’s interest at the year end is more than 20% are as follows:

Subsidiary undertakings	Country of incorporation	Principal activity	Class and percentage of shares held
FD International 2 Ltd	England and Wales	Holding company	Ordinary shares–100%
FD International 3 Ltd	England and Wales	Holding company	Ordinary shares–100%*
FD International 4 Ltd	England and Wales	Holding company	Ordinary shares–100%*
Financial Dynamics Ltd	England and Wales	Public relations	Ordinary shares–100%*
85 Four Ltd	England and Wales	Public relations	Ordinary shares–100%*
Financial Dynamics Ireland Ltd	Republic of Ireland	Public relations	Ordinary shares–100%*
FD MWA Holdings, Inc.	United States	Holding company	Ordinary shares–100%*
Dittus Communications, Inc.	United States	Public relations	Ordinary shares–100%*
FD US Communications, Inc.	United Sates	Public relations	Ordinary shares–100%*
Financial Dynamics S.A.	France	Public relations	Ordinary shares–100%*
LLM Communications Ltd	England and Wales	Public relations	Ordinary shares–100%*
Financial Dynamics Asia Ltd	Hong Kong	Public relations	Ordinary shares–100%*
Financial Dynamics Russia Ltd	England and Wales	Public relations	Ordinary shares–100%*^

Joint venture
Ahrens & Bimboese Financial Dynamics GmBH	Germany	Public relations	Ordinary shares–50%*

*	Indirectly held
^	Country of operation is Russia

FD International (Holdings) Limited

Notes to the financial statements (continued)

12 Debtors

	2005	2004
	£’000	£’000
Trade debtors	9,118	6,327
Prepayments and accrued income	1,483	607
Other debtors	1,375	1,033
Deferred tax assets	977	553

	12,953	8,520

The elements of deferred taxation are:

	2005	2004
	£’000	£’000
Prior year adjustment	—	4
Other timing differences	424	399

Credit to profit and loss account (note 8)	424	403
Deferred tax assets at start of year	553	150

Deferred tax assets at end of year	977	553

13 Creditors: amount falling due within one year

	2005	2004
	£’000	£’000
Bank loans (note 14)	3,228	1,304
Deferred finance fees (note 14)	(160)	(160)
Amounts owed to Group undertakings	—	—
Trade creditors	1,995	1,182
Taxation and social security	2,951	899
Other creditors	5,056	104
Accruals and deferred income	6,792	4,849

	19,862	8,178

14 Creditors: amount falling due after more than one year (including convertible debt)

	2005	2004
	£’000	£’000
Bank loans	12,435	5,872
Deferred finance fees	(699)	(834)
Preferred finance securities	16,336	16,336
Loan notes	4,451	2,186
Accrued interest	3,991	2,173

	36,514	25,733

The Preferred Finance Securities (‘PFS’) are redeemable on 24 July 2018 in cash or at the option of FD International 2 Limited, by allotment of preference shares in FD International 3 Ltd. If the Group is privately or publicly sold, the PFS will be redeemed for cash. On insolvency of the Group the PFS is redeemable for preference shares in FD International 3 Limited. PFS accrues interest at 8% p.a. The rights of the holders of the PFS are intended to be identical to the rights of the loan note holders.

FD International (Holdings) Limited

Notes to the financial statements (continued)

The original issue of loan notes (£2,185,431) is unsecured and redeemable at the earlier of 24 July 2018 or the sale of the ultimate parent company’s shares in public or private offering. Interest is accrued at a rate of 8% per annum. Early repayment is permitted but is subject to the same proportion of the PFS being redeemed at the same time.

In 2005, additional loan notes were issued of £2,265,911. £880,000 were issued in relation to the purchase of the Tamesis Partnership and £1,320,000 in relation to the purchase of LLM (Holdings) Limited. Further loan notes were issued of £65,911 as part of the normal course of business. The terms of these issues are as those of the original issue.

The principal amount of the Term A bank loan is £8,062,000 which is repayable in instalments over a period of 7 years to 2010.

The principal amount of the US Dollar Term A bank loan was US$1,500,000 which was repayable in instalments over a period of 7 years to 2010. In 2004 an amount of US$830,769 (including accrued interest) was repaid leaving a principal amount to be paid over the remaining period of US$669,231.

During the year, further bank loans were drawn of £4,600,000 and US$9,100,000 they are repayable by instalments over the remaining period of the original term loans.

All bank loans are secured by a debenture creating fixed and floating charges over the assets of the Group.

Historic deferred finance fees of £630,919 are amortised on a straight line basis over the term of the PFS period, being 15 years to 2018.

Historic deferred finance fees of £406,327 are amortised on a straight line basis over the period of the Term A Loan, being 7 years to 2010.

Historic deferred finance fees of US$141,550 are amortised on a straight line basis over the period of the US Dollar Term Loan, being 7 years to 2010.

Analysis of debt:

	2005	2004
	£’000	£’000
Debt can be analysed as falling due:
Within one year	3,068	1,144
In one to five years	12,435	4,577
In five years or more	24,079	21,156

	39,582	26,877

15 Provisions for liabilities and charges

	2005	2004
	£’000	£’000
As at beginning of year	239	—
Arising in year	—	239
Provision utilised in year	(239)

As at end of year	—	239

This provision related to a litigation claim.

FD International (Holdings) Limited

Notes to the financial statements (continued)

16 Called up share capital

		2005	2004
		£’000	£’000
Authorised
Equity:	2,704,055 (2004: 2,614,055) ordinary A shares of 10p each	271	261
	1,500,000 (2004: 1,500,000) ordinary B shares of 10p each	150	150
	1,000,000 (2004: 1,000,000) ordinary C shares of 10p each	100	100

		521	511

Allotted, called up and fully paid
Equity:	2,704,055 (2004: 2,554,055) ordinary A shares of 10p each	271	256
	1,421,167 (2004: 951,304) ordinary B shares of 10p each	142	95
	83,143 (2004: nil) ordinary C Shares of 10p each	8	—

		421	351

By special resolution passed on 30 June 2005 the authorised share capital of the ultimate parent company was increased by 90,000 A ordinary shares with a nominal value of £0.10 each.

A comparison of the principal rights of each class of share is set out below:

1.	the A, B and C shares all rank pari passu in respect of income;

2.	on liquidation or a capital reduction of the company payment is made first to the A shareholders, then to the B shareholders and finally to the C shareholders. Any balance to then be distributed evenly pro rata between all the shareholders as if they were members of a single class;

3.	on a poll the A shareholders shall be entitled to cast 9,300 votes irrespective of the number of shares in issue and all these votes are deemed to be cast in the same way as that cast by the majority. The B and C shareholders together are entitled to cast 700 votes.

17 Share premium and reserves

	Share premium account		Profit and loss account
	2005	2004	2005	2004
	£’000	£’000	£’000	£’000
At start of year	2,986	2,844	244	(589)
Retained profit for the year	—	—	3,099	899
Premium on share issues, less expenses	858	142	—	—
Gain/(loss) on translation of foreign subsidiaries	—	—	218	(66)

At end of year	3,844	2,986	3,561	244

18 Commitments

Annual commitments under non-cancellable operating leases are as follows:

	Land & Buildings		Other
	2005	2004	2005	2004
	£’000	£’000	£’000	£’000
Operating leases which expire:
Within one year	69	264	9	—
In the second to fifth years inclusive	286	338	43	12
Over five years	1,784	1,131	—	—

	2,139	1,733	52	12

FD International (Holdings) Limited

Notes to the financial statements (continued)

19 Pension scheme

The Group operates several defined contribution pension schemes.

There were no outstanding or prepaid contributions either at the beginning or end of the financial year.

20 Reconciliation of operating profit to operating cash flows

	2005	2004
	£’000	£’000
Total operating profit	7,397	3,516
Amortisation of goodwill	1,451	1,099
Depreciation	825	792
Amortisation of finance fees	135	82
(Increase) in work in progress	(158)	(126)
(Increase) in debtors	(2,130)	(1,702)
Increase in creditors	2,886	718
(Decrease)/Increase in provisions	(239)	239

Net cash inflow from operating activities	10,167	4,618

21 Analysis of cash flows

	2005	2005	2004	2004
	£’000	£’000	£’000	£’000
Returns on investment and servicing of finance
Net interest paid	(623)		(692)
Net interest received	25		137

		(598)		(555)

Tax
Tax paid	(1,186)		(909)

		(1,186)		(909)

Capital expenditure and financial investment
Purchase of tangible fixed assets	(1,075)		(1,131)
Sale of plant and machinery	47		93

		(1,028)		(1,038)

Acquisitions and disposals
Purchase of subsidiary undertaking	(11,141)		—
Net cash acquired with subsidiary	518		—

		(10,623)		—

Financing
Issue of ordinary share capital (net of equity issue costs)	782		155
New bank loans	9,787		—
Repayment of loans	(1,416)		(1,679)
Issue of loan notes and finance securities	—		12
Capital element of finance lease rental payments	—		(3)

		9,153		(1,515)

FD International (Holdings) Limited

Notes to the financial statements (continued)

22 Analysis of net debt

	At start of year	Cash flow	Other	At end of year
	£’000	£’000	£’000	£’000
Cash in hand and at bank	4,730	5,982	519	11,231
Overdrafts	—	—	—

	4,730	5,982	519	11,231
Bank loan due in one year	(1,304)	(1,924)	—	(3,228)
Debt due after one year
Bank loan	(5,872)	(6,447)	(116)	(12,435)
Preferred finance securities	(16,336)	—	—	(16,336)
Loan notes	(2,186)	—	(2,265)	(4,451)

Total	(20,968)	(2,389)	(1,862)	(25,219)

23 Related party disclosures

The Group has taken advantage of the exemption under the Financial Reporting Standard 8—Related Party Disclosures (FRS 8) not to disclose related party transactions between wholly owned Group undertakings.

24 Acquisitions

The Group acquired the trade and net assets of the Tamesis Partnership on the 31 January 2005 for a consideration of £3,272,000 before acquisition costs. The fair value table is presented below:

	Book value prior to acquisition	Fair value adjustment	Fair value
	£’000	£’000	£’000
Fixed assets	83	(83)	—
Debtors	530	(29)	501
Cash	102	—	102
Creditors	(495)	(195)	(690)

Net assets/(liabilities) acquired	220	(307)	(87)

Goodwill			3,521

Consideration			3,434

Consideration satisfied by:
Cash			2,332
Share Capital			60
Loan notes (see note 14)			880
Acquisition costs			162

			3,434

The acquisition of the trade and assets of Tamesis Partnership was made by Financial Dynamics Ltd.

The trade of the Tamesis Partnership has been fully integrated within Financial Dynamics Ltd and therefore is not separately identifiable from the date of acquisition.

FD International (Holdings) Limited

Notes to the financial statements (continued)

The fair value adjustments represent the director’s valuation of the assets/(liabilities) at the date of acquisition, this includes the write off of old fixed assets. The adjustment to debtors represents a review of the bad debts position and the fair value adjustment to creditors represents a provision for the fair value of an acquired lease at the acquisition date.

The acquired undertaking made a profit of £362,000 from the beginning of its financial year to the date of acquisition. In its previous financial year the profit was £550,000.

The Group acquired LLM Holdings Ltd on the 22nd July 2005 for a consideration of £5,008,000 before acquisition costs. The fair value table is presented below:

	Book value prior to acquisition	Fair value adjustment	Fair value
	£’000	£’000	£’000
Goodwill	1,767	(1,767)	—
Fixed assets	24	(24)	—
Debtors	847	—	847
Cash	123	—	123
Creditors	(854)	(25)	(879)
Deferred consideration	(50)	—	(50)

Net assets acquired	1,857	(1,816)	41

Goodwill			5,092

Consideration			5,133

Consideration satisfied by:
Cash			2,600
Share Capital			88
Loan notes (see note 14)			1,320
Deferred consideration			1,000
Acquisition costs			125

			5,133

The Investment in LLM Holdings Ltd is held by FD International 4 Ltd.

The book value of the assets and liabilities have been taken from the management accounts of LLM Holdings Ltd as of 22nd July 2005 (being the date of acquisition).

From the date of acquisition to 31st December 2005, the acquisition contributed £1,156,000 to turnover and £297,000 profit to profit before tax and interest.

The fair value adjustments represent the director’s valuation of the assets/(liabilities) at the date of acquisition, this includes the write off of old fixed assets. The fair value adjustment to creditors represents a previously unaccrued liability.

Deferred consideration will be paid, in cash, one year after the completion date.

The acquired undertaking made a profit of £549,000 from the beginning of its financial year to the date of acquisition. In its previous financial year the profit was £757,000.

FD International (Holdings) Limited

Notes to the financial statements (continued)

The Group acquired Dittus Communications Inc on 23rd December 2005 for a consideration of £5,378,000 before acquisition costs. The fair value table is presented below:

	Book value prior to acquisition	Fair value adjustment	Fair value
	£’000	£’000	£’000
Fixed assets	52	—	52
Debtors	1,464	—	1,464
Cash	294	—	294
Creditors	(1,010)	—	(1,010)

Net assets acquired	800	—	800

Goodwill			4,903
Consideration			5,703

Consideration satisfied by:
Cash			2,607
Share Capital			143
Deferred consideration			2,628
Acquisition costs			325

			5,703

In 2005, £2,607,184 was paid in cash for this acquisition, a further £1,300,000 of cash consideration and £1,328,000 of loan notes is payable over a period of 3 years to 2008 based on an earn-out clause relating to EBITA.

The Investment in Dittus Communications Inc is held by FD MWA Holdings Inc.

The post acquisition results of Dittus Communications, Inc. are not material to the Group and have not been included in the consolidated profit and loss statement.

The acquired undertaking made a profit of £1,335,000 from the beginning of its financial year to the date of acquisition. In its previous financial year the profit was £357,000.

The Group acquired the trade and net assets of Westhill Partners on the 17th August 2005 for a consideration of £2,670,000 before acquisition costs. The fair value table is presented below:

	Book value prior to acquisition	Fair value adjustment	Fair value
	£’000	£’000	£’000
Fixed assets	82	—	82
Debtors	14	—	14

Net assets acquired	96	—	96

Goodwill			2,894

Consideration			2,990

Consideration satisfied by:
Cash			2,787
Acquisition costs			203

			2,990

FD International (Holdings) Limited

Notes to the financial statements (continued)

The acquisition of the trade and net assets of Westhill Partners was made by FD US Communications Inc.

The trade of the entity has been fully integrated within FD US Communications Inc and therefore is not separately identifiable from the date of acquisition.

The acquired undertaking made a profit of £297,000 from the beginning of its financial year to the date of acquisition. In its previous financial year the profit was £527,000.

25 Summary of differences between accounting principles generally accepted in the United Kingdom and the United States of America

The Group’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP’), which differs in certain respects from accounting principles generally accepted in the United States of America (‘US GAAP’). Reconciliations of profit after taxation (or net income) and equity shareholders’ funds (or shareholders’ equity) under UK GAAP and those under US GAAP are set out below.

Effect on net income of differences between UK and US GAAP

			For the year ended 31 December
	Note		2005	2004
			£’000s	£’000s
Net income in accordance with UK GAAP			3,099	899
US GAAP adjustments:
- Goodwill	(i	)	1,451	1,099
- Business combinations	(ii	)	(1,263)	(1,160)
- Contingent consideration	(iii	)	(748)	—
- Deferred Taxes	(iv	)	612	348

Net income in accordance with US GAAP			3,151	1,186

Cumulative effect on shareholders’ equity of differences between UK and US GAAP

			At 31 December
	Note		2005	2004
			£’000s	£’000s
Shareholders’ equity in accordance with UK GAAP			7,826	3,581
US GAAP adjustments:
- Goodwill	(i	)	3,018	1,567
- Business combinations	(ii	)	(3,036)	(1,725)
- Contingent consideration	(iii	)	(748)	—
- Deferred Taxes	(iv	)	1,236	518

Shareholders’ equity in accordance with US GAAP			8,296	3,940

1.	Goodwill

Under UK GAAP, goodwill arising on acquisitions after 1 April 1998 is accounted for in accordance with FRS 10, ‘Goodwill and Intangible Assets’, and capitalised and amortised. Where capitalised goodwill is regarded as having a limited useful economic life, FRS 10 requires the cost to be amortised on a straight-line basis over that life, which generally does not exceed 20 years.

Under US GAAP, the Group has adopted SFAS 142, ‘Goodwill and Other Intangible Assets’ under which it is no longer required to amortise goodwill but is required to subject these assets to at least annual testing for impairment. As a result of these impairment tests, no impairment charge was recorded in the year ended 31 December 2005 (2004 :£nil).

FD International (Holdings) Limited

Notes to the financial statements (continued)

Goodwill amortisation under UK GAAP in the years ended 31 December 2005 and 2004 was £1.5m and £1.1m respectively. Under US GAAP, goodwill amortisation was £nil in the years ended 31 December 2005 and 2004.

2.	Business Combinations

For business combinations, the purchase method of accounting is used for UK GAAP whereby the acquiring entity allocates consideration for the transaction to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition with the differences treated as goodwill. The Group accounts for these business combinations on a consistent basis under US GAAP with the following exceptions:

Under UK GAAP, the Group recognises intangible assets separately in a business combination only when they can be disposed of separately without disposing of the business of the entity. Under US GAAP, the Group recognises acquired intangible assets apart from goodwill if they arise from contractual or other legal rights even if the assets are not transferable or separable from the acquired entity or from other rights and obligations. In connection with the acquisition of FD International, occurring in the year ended 31 December 2003, the Group recognised intangible assets of £7.1m under US GAAP, comprising customer relationships, trademarks and non-compete contracts which are amortised over the their estimated useful lives of 1 to 8 years. In connection with the further business combinations occurring in the year ended 31 December 2005, the Group recognised intangible assets of £4.1m, also comprising customer relationships, trademarks and non-compete contracts which are being amortised over their estimated useful lives of 1 to 10 years. As at 31 December 2005, the net book value of intangible assets under US GAAP was £8.2m, net of £3.0m of accumulated amortisation, with an amortisation charge in the year of £1.3m. (2004: £5.4m, net of £1.7m accumulated amortisation, with an amortisation charge in the year of £1.2m).

3.	Contingent Consideration

In business combinations, under UK GAAP, the fair value of the consideration payable includes an estimate of amounts that are deferred or that are contingent upon the future revenues of the acquired entity. Under US GAAP, the contractual terms relating to the determination and payment of deferred and contingent consideration may cause elements of the total expected consideration to be treated as compensation cost for post acquisition services. This element is accrued over the relevant service period. In connection with business combinations occurring in the year ended 31 December 2005, the Group recognised £4.1m of contingent consideration as part of the purchase price of the acquired companies under UK GAAP. Under US GAAP, this is recognised as compensation expense in periods subsequent to the acquisition. In the year ended 31 December 2005, £0.7m (2004: £nil) was recognised as compensation expense under US GAAP.

4.	Deferred Taxes

Under UK GAAP, the Group provides for deferred tax in respect of timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of available evidence, it is regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

Under US GAAP, deferred taxation is provided for all temporary differences (differences between the carrying value of assets and liabilities and their corresponding tax bases) on a full liability basis. Deferred tax assets are also recognised (net of a valuation allowance) to the extent that it is more likely than not that the benefit will be realised.

5.	Reconciliation of consolidated statement of cash flows

Under UK GAAP, the Group complies with FRS 1 (Revised), ‘Cash Flow Statements’, the objective and principles of which are similar to those set out in SFAS 95, ‘Statement of Cash Flows’. The principal

FD International (Holdings) Limited

Notes to the financial statements (continued)

difference between the two standards is in respect of classification. Under FRS 1 (Revised), the Group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) capital expenditure and financial investment; (e) acquisitions and disposals; (f) equity dividends paid; (g) management of liquid resources; and (h) financing activities. SFAS 95 is less prescriptive and recognises only three categories of cash flow activity: (a) operating; (b) investing; and (c) financing.

Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 (Revised) would be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95 and cash flows from capital expenditure, long-term investments, acquisitions and disposals would be included as investing activities under SFAS 95. In addition, under FRS 1 (Revised), cash represents cash at bank and in hand, less bank overdrafts; cash equivalents (i.e. liquid resources) are not included with cash. Movements of liquid resources are included under a separate heading. Bank overdrafts are classified within financing activities under US GAAP. Set out below is a summary consolidated statement of cash flows under US GAAP:

	For the year ended 31 December
	2005	2004
	£’000s	£’000s
Net cash provided by operating activities	8,480	3,154
Net cash used in investing	(11,132)	(1,038)
Net cash provided by financing activities	9,153	(2,063)

Net increase in cash	6,501	53
Cash at beginning of year	4,730	4,677
Cash at end of year	11,231	4,730